Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-63709 of The Hallwood Group Incorporated on Form S-8 of our report dated March 30, 2005, appearing in this Annual Report on Form 10-K of The Hallwood Group Incorporated for the year ended December 31, 2004.

Dallas, Texas
March 30, 2005